                                                                   EXHIBIT 10.66


                    SEVENTH AMENDMENT TO LEASE AGREEMENT FOR

                                 GREENWAY TOWER


        This Seventh Amendment to Lease Agreement for Greenway Tower is made and entered into as of the 20th day of December, 2000, by and between GREENWAY TOWER JOINT VENTURE, a Texas joint venture, as Lessor ("Lessor") and ACE CASH EXPRESS, INC., a Texas corporation, as Lessee ("Lessee").

                                   WITNESSETH:

        A. Reference is made to that certain Office Lease dated October 1, 1987, between Lessor, as lessor, and Lessee, as lessee, as amended by First Amendment to Lease Agreement for Greenway Tower dated April 29, 1988, Second Amendment to Lease Agreement for Greenway Tower dated August 24, 1988, Third Amendment to Lease Agreement for Greenway Tower, Fourth Amendment to Lease Agreement for Greenway Tower dated January 29, 1991, Fifth Amendment to Lease Agreement for Greenway Tower dated June 13, 1994 and Sixth Amendment. to Lease Agreement for Greenway Tower (as amended, the "Lease"), pursuant to the terms of which Lessor has leased to Lessee, and Lessee has leased from Lessor, the premises (the "Premises") designated as Suite 800, being all of the 8th floor in the office building located at 1231 Greenway Drive, Irving, Texas, known as "Greenway Tower" (the "Building").

        B. The Lessor and Lessee desire to amend the Lease as hereinafter set forth.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1. Premises. Effective as of May 1, 2001 (the "Renewal Date"), the Premises shall consist of 51,442 rentable square feet of space in the Building described as follows:

                 (a) 10,935 rentable square feet of space located on the sixth
        (6th) floor of the Building as shown on Annex 1;

                 (b) 20,294 rentable square feet of space located on the seventh (7th) floor of the Building as shown on Annex 2; and

                 (c) 20,213 rentable square feet of space located on the eighth
        (8th) floor of the Building as shown on Annex 3.

        2. Base Rent. Beginning on the Renewal Date and continuing thereafter until the expiration or earlier termination of the Lease, Lessee shall pay Base Rent under the Lease in the total sum of $6,841,785.72 payable in monthly installments of $81,449.83 each, which monthly installments are payable on or before the first day of each month during the remaining term of the Lease, without offset, demand, set off or deduction except as otherwise expressly provided for in the Lease.

        3. Additional Rent. Lessee acknowledges and agrees that Lessee shall pay Tenant's Pro Rata Share of Taxes and Operating Expenses as provided in the Lease. In addition thereto, Lessee shall pay Tenant's Pro Rata Share of Energy Costs. As used in this paragraph 3, (a) "Energy Costs" means all costs incurred by Lessor for: [i] any and all forms of fuel or energy utilized in providing electricity to the Building; [ii] sales, use, excise and other taxes and charges assessed by governmental authorities or utility companies on energy sources supplied to the Building; and [iii] all other costs incurred by Lessor in providing electricity to the Building; and (b) "Operating Expenses" has the meaning given to such term in the Lease, however, all Energy Costs shall be deducted in calculating Operating Expenses. Lessor and Lessee agree that the

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charge for Energy Costs, commencing on the Renewal Date, shall not exceed $1.72 per square foot of rentable area of the Premises, such charge may increase or decrease by the amount of actual increases or decreases in Energy Costs charged to Lessor (and calculated by Lessor on the basis of rentable square feet in the Building) by the electric (or other) utility furnishing such service to the Building. Lessor shall furnish to Lessee, in writing, any information from the electric utility relevant to price adjustments, within ten (10) days of receipt from the electric (or other) utility and prior to the effective date of any such adjustments. All other provisions of the Lease pertaining to Operating Expenses apply to Energy Costs.

         4. Term. The Lease Term is hereby extended to, and expires on, April 30, 2008. Except as set forth in this Seventh Amendment, Lessee has no further right to renew or extend the Lease.

         5. Tax and Expense Stop; Controllable Operating Expenses.

                  (a) Effective as of the Renewal Date, the terms "Tax and Expense Stop", "Tax Stop" and "Expense Stop" as used in the Lease are amended to mean the actual amount of Taxes and Operating Expenses, as applicable, per square foot of rentable area of the Property incurred by Lessor during the calendar year 2001. Lessee acknowledges and agrees that Energy Costs are not included in the definition of any of the terms "Tax and Expense Stop", "Tax Stop" and "Expense Stop".

                  (b) Notwithstanding anything to the contrary contained elsewhere herein, Lessor agrees that increases of Tenant's Pro Rata Share of Operating Expenses for Controllable Costs, as hereinafter defined, will not exceed on an overall basis, an increase of more than four percent (4%) per year over the prior year commencing in 2002 (for example, by way of explanation but not by way of limitation, if the total of the Tenant's Pro Rata Share of Operating Expenses for 2002 attributable to elements of cost for Controllable Costs is $4.00 per rentable square foot of the Premises, the Tenant's Pro Rata Share of Operating Expenses for Controllable Costs for 2003 could not exceed $4.16; Tenant's Pro Rata Share of Operating Expenses for Controllable Costs for 2004 could not exceed four percent (4%) of the prior year's amount or a maximum of $4.33). The term "Controllable Costs" shall mean all Operating Expenses otherwise allowable under the provisions of the Lease, except those expenses for ad valorem real estate taxes and insurance premiums to the extent such insurance premiums are reasonably competitive. Notwithstanding anything to the contrary contained elsewhere herein, it is expressly agreed and understood that from and after the Renewal Date Lessee shall not be required to pay Lessor Tenant's Pro Rata Share of Taxes and Operating Expenses attributable to the year 2001.

         6. Option to Renew. Lessor hereby grants Lessee and any assignee of Lessee arising from a Related Transfer (as hereafter defined) but no other assignee, the option to renew this Lease for an additional term of sixty (60) months upon the following terms and conditions:

                  (a) if Lessee desires to renew this Lease, no later than nine
         (9) months prior to the expiration date of this Lease, Lessee shall notify Lessor in writing ("Lessee's Renewal Notice"), by certified mail, return receipt requested, of its intention to renew;

                  (b) at all times from and after the date of Lessee's Renewal Notice, Lessee may not be in default of any of the terms, conditions or covenants of this Lease beyond applicable cure periods;

                  (c) The renewed lease shall contain no further renewal options unless expressly granted by Lessor in writing; and

                  (d) The Base Rent for the renewal term will be the then-prevailing rental rate for properties in the Las Colinas Office Center of equivalent quality, size, utility and location, with the length of the lease term and credit standing of Lessee to be taken into consideration (the "prevailing rental rate"). Within sixty (60) days after receipt of Lessee's Renewal Notice, Lessor shall notify Lessee in writing of the proposed rental rate.

         If Lessee elects to proceed, Lessee must notify Lessor within the succeeding fifteen (15) days after receipt of Lessor's notice, and Lessor will cause an amendment to be prepared for execution by Lessee, or if Lessee does not agree with Lessor's determination, then Lessee shall notify Lessor of its calculation of prevailing rental rate within the fifteen (15) day period. If Lessee fails to notify Lessor within the 15-day period, it will be deemed to have withdrawn its election to renew and such option shall thereupon be null and void. If Lessee responds setting forth a disagreement over the prevailing rental rate, then the parties shall endeavor to reconcile the calculation of prevailing rental rate between them within the succeeding ten (10) day period. If unsuccessful, then Lessee may elect, within the same 10-day period upon written notice to Lessor, (i) to withdraw its notice of exercise of the renewal option, in which event, this Lease shall expire at the end of the then current term, or (ii) to have the prevailing rental rate determined by appraisal as set forth below, in which latter event, Lessee shall be bound by its election to renew based on the prevailing rental rate determined by appraisal. If Lessee fails to respond within the 10-day period, then it will be deemed to have elected to withdraw its election to renew and such option shall thereupon be null and void. If the parties have agreed on the prevailing rental rate, then Lessee shall execute and return to Lessor, for execution by Lessor, the amendment within ten (10) days of the date the amendment is delivered to Lessee.

                  In the event Lessor and Lessee fail to agree in writing upon the prevailing rental rate within the 10-day period and Lessee elects on written notice to Lessor to have the prevailing rental rate determined by appraisal, the parties agree to the procedure set forth below:

                  (a) Within ten (10) days of Lessee's written notice of such an election, each party, by giving written notice to the other party, shall appoint an appraiser to render a written opinion of the prevailing rental rate for the option term. Each appraiser must be a member of the Appraisal Institute of America (MAI) for at least five
         (5) years and with at least five (5) years experience in the appraisal of similar properties in the Dallas/Ft.Worth area in which the Premises are located and otherwise unaffiliated with either Lessor or Lessee. The two appraisers shall render their written opinion of the prevailing rental rate for the option term to Lessor and Lessee within twenty (20) days after, their appointment. If the fair market rental rate of each appraiser is within five percent (5%) of the other, then the average of the two appraisals of prevailing rental rate shall be the Base Rent for the renewal term. If one party does not appoint its appraiser as provided above, then the one appointed shall determine the prevailing rental rate. The prevailing rental rate so determined under this subparagraph shall be binding on Lessor and Lessee.

                  (b) If the prevailing rental rates determined by the appraisers are more than five percent (5%) apart, then the two appraisers shall pick a third appraiser within ten (10) days after the two appraisers have rendered their opinions of prevailing rental rate as provided above. If the two appraisers are unable to agree on the third appraiser within said ten (10) day period, Lessor and Lessee shall mutually agree on a third appraiser within ten (10) days thereafter. The third appraiser shall be a person who has not previously acted in any capacity for either party and must meet the qualifications noted above.

                  (c) Within twenty (20) days after his appointment, the third appraiser shall render his written opinion of the prevailing rental rate for the option term ("Third Opinion"). The appraisal of prevailing rental rate made by Lessor's or Lessee's appraiser that is closest to the prevailing rental rate specified in the Third Opinion shall be the Base Rental during the option term. If the prevailing rental rate set forth in the Third Opinion is equidistant from the fair market rental rate made by Lessor's and Lessee's appraiser, then the prevailing rental rate contained in the Third Opinion shall be the Base Rent during the renewal term. The prevailing rental rate so determined under this subparagraph shall be binding on Lessor and Lessee.

                  (d) Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser.

                  (e) After the prevailing rental rate for the renewal period has been established in accordance with the foregoing procedure, Lessor and Lessee shall promptly execute an amendment to this Lease to reflect the Base Rental of such renewal term.

         7. Option to Expand. Provided Lessee is not then in default beyond any applicable cure periods, of any of the terms, conditions, covenants, obligations or provisions of this Lease, Lessee shall have, and Lessor grants to Lessee and any assignee of Lessee arising from a Related Transfer (as hereafter defined) but no other assignee, the option, which may be exercised from time to time, to expand the Premises during the first four (4) years after the Renewal Date to include all or a portion of the 6th floor of the Building not covered by this Lease (the "6th floor Expansion Space"), subject to, and upon the following terms and conditions:

                  (a) if Lessee desires to exercise the option to expand, Lessee shall notify Lessor in writing ("Lessee's Expansion Notice"), by certified mail, return receipt requested, of its intention to expand and, if the additional space identified in Lessee's Expansion Notice is less than all of 6th floor Expansion Space, the size and location of the proposed expansion area (the "Expansion Space");

                  (b) If Lessee elects to lease less than all of 6th floor Expansion Space, Lessee shall, not be entitled to do so unless the remaining portion that Lessee does not elect to lease is a leasable size and configuration as determined by Lessor in Lessor's sole reasonable discretion (Notwithstanding the foregoing to the contrary, if Lessee elects to take Expansion Space up to an existing demising wall, then a remainder shall not be deemed "unleasable");

                  (c) Lessee will not be entitled to expand into any Expansion Space which is subject to a lease for all or a portion of the Expansion Space and existing on the date of this Amendment; provided, however, if Lessor has the option to relocate any such lessee under an existing lease and vacant space approximately equivalent in size to the amount of such Expansion Space then leased to such lessee is then available elsewhere in the Building, it will do so, upon receipt of Lessee's Expansion Notice. Lessor shall not modify any existing lease (as of the date of this Amendment) to afford rights to the Expansion Space to a lessee that does not already have such rights as of the date of this Amendment;

                  (d) the Base Rent and lessee finish allowance ("Expansion Allowance") from Lessor applicable to any Expansion Space added to this Lease will be as follows:

                           (i) during the first three (3) years after the
                  Renewal Date, provided Lessee actually occupies the applicable Expansion Space and has commenced the payment of Base Rent, Additional Rent and Energy Costs therefor, Base Rent shall be $19.00 per rentable square foot and the Expansion Allowance shall be the sum of $24.00 per rentable square foot of the Expansion Space for construction costs of the Lessee improvements and $2.00 per rentable square foot for architectural space planning services;

                           (ii) during the fourth (4th) year after the Renewal
                  Date, provided Lessee actually occupies the applicable Expansion Space and has commenced the payment of Base Rent, Additional Rent and Energy Costs therefor, Base Rent shall be $20.00 per rentable square foot and the Expansion Allowance shall be $15.00 per rentable square foot of the Expansion Space for construction costs of the Lessee improvements; and

                           (iii) except for the existing tenants in suites 675
                  and 690, all of Lessor's reasonable costs resulting from the relocation of any tenant as a result of Lessee's Expansion Notice shall be paid from the Expansion Allowance and if the Expansion Allowance is not sufficient to cover all such relocation costs, such excess shall be paid by Lessee. Lessor agrees to relocate the existing tenants occupying suites 675 and 690 at Lessor's expense. Should any other tenant located on the sixth (6th) floor exercise an option to extend or renew, it is understood that Lessee will be responsible for the payment of any reasonable relocation costs that may result from the relocation of such tenant, however, if such cost exceeds $15.00 per square foot, Lessee may cancel such expansion. If such tenant agrees to relocate to any other floor upon the expiration of its original lease or earlier and which relocation is not in response to Lessee's Expansion Notice, any costs associated with such relocation will be the sole responsibility of Lessor.

                           (iv) during the first four (4) years after the
                  Renewal Date, if Lessee agrees to expand this Lease to include available space on the 2nd, 3rd, 4th or 5th floors of the Building, all of the terms and conditions of this Section 7 will apply.

         Lessor and Lessee agree that all Expansion Allowances shall be disbursed by Lessor in accordance with and subject to the terms and conditions of the Work Letter attached hereto as Annex 4, with the exception that Lessor shall not be required to escrow any such Expansion Allowance;

                  (e) After Lessee validly exercises the expansion right provided herein, Lessor and Lessee shall execute any amendment to the Lease, adding the Expansion Space, or a new lease for the Expansion Space, or such other documentation as Lessor shall require, promptly after Lessor prepares the same; and

                  (f) Any exercise of an option for less than all the Expansion Space shall not terminate the option, but the option shall remain in effect during the option period for the remaining Expansion Space.

         8. Right of First Offer. Provided Lessee is not then in default beyond any applicable cure periods, of any of the terms, conditions, covenants, obligations or provisions of this Lease, after the end of the fourth (4th) year following the Renewal Date Lessee shall have, and Lessor grants to Lessee and any assignee or sublessee of Lessee resulting from a Related Transfer but no other assignee or sublessee, a right of first offer to lease additional space on the 6th floor of the Building as follows:

                  (a) Commencing at the end of the fourth (4th) year following the Renewal Date and continuing thereafter until the expiration of the Term (but not any renewal term) of this Lease, if space on the 6th floor of the Building becomes available for lease (including space made available due to the holder of any prior right of first refusal or other option to lease failing to exercise such option or right in a timely manner), Lessor shall give written notice (the "Offer Notice") to Lessee of the terms and conditions upon which Lessor is willing to lease such space which terms will include Base Rent equal to the then prevailing rental rate.

                  (b) Lessee may elect to lease less than all of the available space described in the Offer Notice, but Lessee shall not be entitled to do so unless the remaining portion that Lessee does not elect to lease is a leasable size and configuration as determined by Lessor in Lessor's sole reasonable discretion. Notwithstanding the foregoing to the contrary, if Lessee leases additional space pursuant to an Offer Notice to an existing demising wall, then a remainder shall not be deemed "unleasable).

                  (c) Lessee shall have ten (10) days from receipt of the Offer Notice in which to give written notice to Lessor electing to lease the space subject to the Offer Notice (or applicable portion thereof, subject to the limitations set forth above) on the terms offered by Lessor. Lessee's option to lease the space described in the Offer Notice shall expire after such ten (10) day period unless such election has been timely given to Lessor. Lessor and Lessee shall within ten
         (10) days after Lessee's acceptance of such offer execute and deliver to each other an amendment to this Lease prepared by Lessor to document Lessee's lease of the additional space. In the event that Lessee fails to timely elect to lease such space or falls to timely execute and deliver the amendment as aforesaid, then Lessee's right to lease the space described in the Offer Notice automatically terminates and Lessor shall be entitled to lease such space to one or more third parties without regard to such right of first offer.

Additionally, Lessor agrees to use reasonable efforts to advise Lessee of the existence of vacant, unleased space on other floors in the Building as such vacancies occur, provided however, failure to do so will not constitute a default by Lessor, nor will Lessor incur any liability to Lessee therefor.

         9. Services; Restricted Access. Article 7 of the Lease is amended to provide that Lessor agrees to install an elevator key-card access system designated by Lessee which is reasonably acceptable to Lessor to allow Lessee to restrict access, 24 hours a day, 7 days a week, to the portion of the Premises located on the 7th and 8th floors (and the 6th floor if Lessee exercises the option granted herein to expand the Premises to include all of the 6th floor). The elevator key-card access system shall be for Lessee's exclusive use. The cost of providing such restricted access shall be deducted from the Lessee Improvement Allowance, as defined in this Seventh Amendment to Lease. Notwithstanding any approval rights relating to the key-card system selected by Lessee, Lessee acknowledges and agrees that Lessor has not, and by this Amendment does not, warrant the effectiveness of any such security system and does not undertake any responsibility for security of the Premises. Lessee agrees that Lessor and its agents are entitled to access to the Premises for the purposes set forth in the Lease. Notwithstanding the foregoing, if the elevator key-card access system proves to be too costly in Lessee's sole discretion, then Lessee, at its sole cost (subject to reimbursement from the Allowance, if any), may designate an alternative means to restrict access to floors in the Building occupied entirely by Lessee and which is reasonably acceptable to Lessor.

         10. Condition of Premises; Early Occupancy of Sixth Floor.

                  (a) Lessee has inspected and approved the condition of the Premises and agrees that the Premises are suitable for Lessee's use and occupancy. Lessee acknowledges that Lessor has not undertaken and shall not be required to perform any modifications, alterations or improvements to the Premises, and that, except as provided in this Amendment, all installations and improvements now or hereafter placed on the Premises shall be at Lessee's cost (and Lessee shall pay any ad valorem taxes and increased insurance thereon or attributable thereto).

                  (b) Lessee agrees to construct or have constructed within the Premises, in accordance with working drawings, plans and specifications prepared by Lessee's architect and approved by Lessor and Lessee, the improvements which are described in the approved plans. All construction by Lessee within the Premises shall be subject to the requirements of Annex 4 attached hereto and made a part hereof.

                  (c) Lessee may enter the portion of the Premises located on the sixth floor identified on Annex 1 as "Suite 600" on or after February 1, 2001 and the portion identified as "Suite 690" on or after March 1, 2001 to construct Lessee's Work (as defined in the Work Letter attached hereto as Annex 4). Such entry shall be subject to all of the terms and conditions of this Lease and Annex 4 attached hereto and incorporated herein by this reference, excepting only the obligation to pay the monthly installment of Base Rent or Tenant's Pro Rata Share of Operating Expenses.

         11. Parking. During the remaining term of the Lease, provided that Lessee is not in default in the payment or performance of its obligations under the Lease, Lessor agrees to designate twenty six (26) additional reserved surface parking spaces along the east side of the Building on the 4th and 5th aisles from the Lake for use by Lessee.

         12. Signage. During the remaining term of the Lease, as long as Lessee is not in default thereunder, Lessor agrees, to use it best efforts to obtain all approvals, including, but not limited to approval from Las Colinas Association, and/or permits required for the installation of Lessee's building sign similar to the existing Nokia sign. All costs associated with designing, constructing and/or installing such sign will be deducted from the Allowance described on Annex 4, attached hereto.

         13. Representations and Warranties by Lessee. Lessee represents and warrants to Lessor that: (i) Lessee has not previously assigned, sublet, encumbered or otherwise transferred the Lease or Lessee's interest therein, (ii) this Amendment constitutes a valid and legally binding obligation of Lessee and is enforceable in accordance with its terms, and (iii) Lessee has the requisite power and authority to execute and deliver this Amendment, and the consent or joinder of no other person or entity is required in connection therewith.

         14. Miscellaneous. Lessor and Lessee agree that the Lease, as modified by this Amendment, sets forth the entire agreement between Lessee and Lessor with respect to the rental of the Premises and that there are no statements, representations, agreements or writings which are collateral or incident to the Lease or the obligations of Lessor or Lessee thereunder, except as are expressly set forth in writing in the Lease and in this Amendment. Lessee hereby ratifies and affirms the Lease as amended hereby and each of Lessee's obligations thereunder and confirms that, to Lessee's actual knowledge on the date of this Amendment, Lessee has no offsets, defenses or counterclaims against Lessor under or in connection with the Lease. Except as amended hereby, the Lease is and remains in full force and effect as therein written. The provisions of this Amendment shall serve to supplement and amend the Lease as set forth herein. In the event of a conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall control. Capitalized terms which are used herein as defined terms but which are not otherwise defined shall have the same meaning given to such terms in the Lease.

         15. Assignment and Subletting. Lessor's consent shall not be required for a Transfer by Lessee as follows: (i) to an entity that controls Lessee, that Lessee controls or that is under common control with Lessee as of the date hereof, (ii) to an entity into which Lessee is merged or consolidated, provided that the surviving entity's balance sheet (prepared in accordance with generally accepted accounting principles) establishes that the surviving entity then has a net worth equal to or greater than $50,000,000, or (iii) to an entity which acquires all, or substantially all, of the assets or stock of Lessee, provided that such purchaser's balance sheet (prepared in accordance with generally accepted accounting principles) establishes that such purchaser then has a net worth equal to or greater than $50,000,000 (hereinafter, any of the foregoing shall be referred to as a "Related Transfer"). Furthermore, the provisions of Article 22 (C) and (D) shall not apply to a Related Transfer, but Lessee shall comply with the terms of Article 22 (E) except for subpart (c) thereof. The term "control" shall mean fifty-one percent (51%) of the voting ownership of the entity.

         EXECUTED as of the day and year first above written.

                                     LESSOR:

                                     GREENWAY TOWER JOINT VENTURE

                                     By: Independence Development Inc.; a Texas
                                         corporation, General Partner


                                         By: /s/ ROBERT W. KENNEDY
                                            ------------------------------------
                                         Name: /s/ Robert W. Kennedy
                                              ----------------------------------
                                         Title: Executive Vice President
                                               ---------------------------------

                                     LESSEE:

                                     ACE CASH EXPRESS, INC.,
                                     a Texas corporation

                                     By: /s/ DONALD H. NEUSTADT
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     ANNEX 1



                                    [GRAPHIC]



                          GREENWAY TOWER * SIXTH FLOOR
                               1231 GREENWAY DRIVE

                                    ANNEX 2



                                   [GRAPHIC]



                         GREENWAY TOWER * SEVENTH FLOOR
                               1231 GREENWAY DRIVE

                                     ANNEX 3



                                    [GRAPHIC]



                          GREENWAY TOWER * EIGHTH FLOOR
                               1231 GREENWAY DRIVE

                                     ANNEX 4

                              WORK LETTER AGREEMENT

         This Work Letter Agreement is attached to and forms a part of the Seventh Amendment to Lease Agreement for Greenway Tower (the "Amendment") dated December 20, 2000, between GREENWAY TOWER JOINT VENTURE, a Texas joint venture (Lessor") and ACE CASH EXPRESS, INC., a Texas corporation ("Lessee"), modifying the Lease (herein so called) more particularly described therein, covering the Premises (herein so called) commonly known as Suites 600, 690, 700 and 800 of the Building known as Greenway Tower located at 1231 Greenway Drive, Irving, Texas.

         1. LESSEE'S PLANS. Lessee shall employ an architect approved by Lessor and duly licensed to practice in the State where the Premises are located ("Lessee's Architect"), who shall prepare and submit to the Lessor plans, specifications and drawings describing Lessee's desired improvements to the Premises or designated portions thereof ("Plans"). The Plans shall be subject to the prior written approval of Lessor. Lessor's approval of such Plans shall not render Lessor liable or responsible to Lessee or any other party for any defects or deficiencies in such Plans or any improvements constructed pursuant to the terms thereof. Lessee and Lessee's Architect shall be solely responsible for compliance with all applicable legal requirements, including without limitation building and fire codes.

         2. CONSTRUCTION. Lessee will cause the leasehold improvements described in the Plans approved by Lessor to be constructed ("Lessee's Work") at Lessee's cost and expense to the extent such cost and expense exceeds the Allowance (hereinafter defined), and in accordance with applicable legal requirements and the building guidelines set forth on Appendix I attached hereto and made a part hereof for all purposes. Lessee's Work may be constructed in one or more stages (individually, a "stage").

                  (a) PERMITS. In connection with Lessee's Work and each stage thereof, Lessee, or the Contractor, shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from any authorities having jurisdiction, including, without limitation, the permanent certificate of occupancy. Lessee shall obtain all other approvals required of Lessee to use and occupy the Premises and to open for business with the public.

                  (b) APPROVAL. Prior to the commencement of Lessee's work or any stage thereof, Lessee shall obtain bids and select a contractor, reasonably acceptable to Lessor, to be the "Contractor" performing the Lessee's Work. Lessor's approval of the Contractor may not be unreasonably withheld or delayed. Following such selection and approval from Lessor, Lessee shall then enter into a construction contract for Lessee's Work or the applicable stage thereof (each a "Construction Contract") with such Contractor and Lessee shall furnish a copy thereof to Lessor and when available, the names of all subcontractors or suppliers furnishing labor or materials for Lessee's Work in excess of $10,000. The Contractor or subcontractors shall be required to obtain from Lessor permission for using any area outside the Premises for storage, handling or moving materials and equipment or for parking any vehicles. In addition, Lessee, the Contractor and subcontractors shall comply with Lessor's building guidelines applicable to construction of Lessee's Work which are set forth on Appendix 1 attached hereto and made a part hereof for all purposes. If any of Lessee's work relates to areas or conditions over which Lessor requires sole control, then Lessor shall have the right at Lessor's discretion to perform (or have Lessor's contractor perform) such portion of Lessee's Work, provided Lessor notified Lessee prior to seeking bids of such requirement and Lessor's contractor performs such work at competitive costs.

                  (c) INSURANCE. The Contractor and subcontractors shall be required to provide, in addition to the insurance required to be maintained by Lessee pursuant to the Amendment, the following types of insurance and the following minimum amounts, and to the extent permitted by law, naming Lessor and any other persons having an interest in the building as "additional insureds" or "as their interests may appear", issued by companies and in form and substance approved by Lessor:

                           (i) Workman's Compensation coverage with limits of at
                  least $500,000.00 for the employer's liability coverage thereunder.

                           (ii) All Risk Builders Risk on 100% Completed Value,
                  covering damage to the construction and improvements to be made by Lessee with 100% coinsurance protection.

                           (iii) Automobile Liability coverage with bodily
                  injury limits of at least $1,000,000.00 per accident and $500,000.00 accident for property damage.

                           (iv) Other insurance reasonably required by Lessor.

Original or duplicate policies for all of the foregoing insurance shall be delivered to Lessor before Lessee's Work is started and before any contractor's or subcontractor's equipment is moved on to any part of the Premises.

                  (d) LIABILITY DURING CONSTRUCTION. Lessee hereby assumes any and all liability arising out of or relating to Lessee's Work after the date hereof, including any liability arising out of statutory or common law for any and all injuries to or death of any and all persons (including, without limitation, Lessee's contractors and subcontractors and their employees) and any liability for any and all damage to property caused by, or resulting from, or arising out of any act or omission on the part of the Lessee, Lessee's contractors and Lessee's or their subcontractors or employees in the performance of Lessee's Work, and Lessee further agrees to defend, indemnify and save harmless Lessor from and against all damages, claims, costs, liabilities, losses and/or expenses (including legal fees and expenses) arising out of or related to Lessee's Work, including without limitation any and all such injuries, death and/or damage. Lessee agrees to insure the foregoing assumed contractual liability in its liability policies and the original or duplicate original of said policy that Lessee will deliver to Lessor shall expressly include said contractual liability coverage.

                  (e) REMOVAL DURING CONSTRUCTION. Contractors and/or subcontractors participating in the Lessee's Work shall be required to keep the Premises and adjacent areas in a neat and clean condition and to remove and dispose of, as frequently as Lessor may direct, all debris and rubbish caused by, or resulting from the work and upon completion, to remove all temporary structures, surplus materials, debris and rubbish of whatever kind remaining on any part of the Premises or in proximity thereto that was brought in or created by the performance of Lessee's Work. If at any time Lessee's contractors and subcontractors shall neglect, refuse, or fail to remove any debris, rubbish, or surplus materials within twenty-four (24) hours after written notice to Lessee, Lessor may remove the same at Lessee's expense.

                  (f) CHANGES. All changes to the Plans shall be subject to Lessor's prior written approval.

                  (g) AFFIDAVITS. Lessee shall cause to be filed and/or recorded such affidavits as Lessor requests regarding Lessee's Work, including without limitation an affidavit of commencement of Lessee's Work and an affidavit of completion of Lessee's Work on the dates required by law to give proper effect thereto, or if requested by Lessor, on the dates specified by Lessor.

         3. REMOVAL OF LESSEE'S WORK AT EXPIRATION OR TERMINATION OF LEASE. Lessee's Work (including any Changes) shall be the property of Lessor and shall remain upon and be surrendered with the Premises upon the expiration of the Lease term; provided, that at Lessor's option, Lessee shall, at Lessee's sole cost and expense, remove all of wiring and cabling included as part of Lessee's Work from the Premises upon expiration or termination of the Lease, and restore any damage to the Premises resulting therefrom, unless Lessor waived in writing such requirement on or prior to the time Lessee sought approval of the Plans.

         4. CONFLICTS AND CONFORMITY WITH LEASE. Any rights and obligations of Lessor and Lessee relative to any matter not stated in this Work Letter Agreement shall be governed by the Lease. If there shall be any conflict between this Work Letter Agreement and the Lease, the provisions of this Work Letter Agreement shall prevail. As used herein, all capitalized terms not defined herein shall have the same meaning as defined in the Lease.

         5. ALLOWANCE.

         (a) Lessee's Work shall be done at Lessee's expense, including building permit fees, other fees, architectural and engineering expenses and other expenses relating to Lessee's Work. However, Lessor shall allow Lessee the following allowances:

                  (1) a finish-out allowance of $24.00 per rentable square foot of the Premises (the "Construction Allowance");

                  (2) an allowance of $2.00 per rentable square foot of the Premises for space planning and preparation of construction drawing (the "Design Allowance") to be applied toward payment of actual out of pocket costs incurred by Lessee in connection with the design and completion of Lessee's Work; and

                  (3) an allowance of $1.00 per rentable square foot of the Premises for moving during construction (the "Moving Allowance");

(the Construction Allowance, Design Allowance and Moving Allowance are hereinafter sometimes collectively referred to as the "Allowance"). Lessee shall be permitted to draw from any of the categories of Allowances to pay for Lessee's work, including, but not limited to payment of fees due Charter Associates, Lessee's construction management firm, or such other construction manager approved by Lessor. In addition to Lessee's Work, Lessee may draw upon the Allowance to pay the costs for installing signage and/or elevator key-card access systems, all as described elsewhere in this Amendment.

Lessor acknowledges that Lessee's Work may be performed in stages, with certain areas of the Premises being constructed and then, subsequently, other areas. Accordingly, Lessee may draw upon the Allowance from time to time, provided however, Lessor shall not be required to advance or approve any request for an advance of, any portion of the Allowance with respect to any invoice or request for disbursement submitted by Lessee to Lessor after April 30, 2005. The proceeds of the Allowance shall be used solely for payment of eligible costs incurred in constructing the permanent leasehold improvements described in the Plans approved by Lessor or such other costs allowed in the preceding paragraph. Lessee understands that if the cost of Lessee's Work, including without limitation any changes in Lessee's Work, exceeds the Allowance, then Lessee shall be solely responsible for all such costs in excess of the Allowance.

As the Lessee's Contractor constructs Lessee's Work and is entitled to payment (each such payment, a "Contractor Payment") under the Construction Contract attributable to the Lessee's Work only, Lessee shall notify Lessor as to the date on which Lessee's Contractor and architect have scheduled the periodic draw walk (which shall be no more often than monthly) and Lessor shall be entitled to participate in the periodic draw walk. Within thirty (30) days after the date on which Lessee's Contractor and Lessor have agreed upon the amount of any periodic draw requests as certified by Lessee's architect, Lessor shall be obligated to reimburse Lessee for such Contractor Payment (to the extent certified by Lessee's architect) paid by Lessee to Lessee's Contractor until the balance of the Allowance has been fully utilized. All payments of the Allowance shall be made to Lessee within thirty (30) days after Lessor's receipt of an invoice from Lessee requesting reimbursement of such costs and expenses, which invoice shall include the architects' certification and documentation reasonably acceptable to Lessor to confirm payment of such costs and expenses, together with a copy of the draw request and all supporting information and partial lien wavers and releases from Lessee, Lessee's Contractor and subcontractors. Lessee's Construction

Contract shall be subject to a 10% retainage by Lessee. Lessor shall not be required to reimburse Lessee for the required retainage until thirty (30) days after Lessor's receipt of: proof that all bills in connection with Lessee's Work or such stage have been paid in full and all persons or entities with the right to file a lien in connection therewith have finally waived and released their lien rights in connection therewith in a manner satisfactory to Lessor; a copy of Lessee's certificate of occupancy; an original Affidavit of Total Release and Bills Paid in form acceptable to Lessor signed by Lessee and by the general contractor, indicating that all subcontractors and suppliers have been paid, and accompanied by copies of the invoices referred to therein; and a copy of "as-built" plans of finish-out for such stage.

                  (b) Notwithstanding anything to the contrary, Lessee may use the Allowance for cabling and wiring the Premises.

                  (c) Lessor and Lessee agree that the Allowance shall be deposited in escrow with a mutually acceptable third party ("Escrow Agent") to be held by Escrow Agent and dispersed in accordance with the terms hereof. Lessor, Lessee and Escrow Agent shall enter into a written agreement reflecting the terms and conditions hereof.

                  (d) Whenever Lessor's or Lessee's approval or consent is required under this Work Letter Agreement, it shall not be unreasonably withheld, delayed or conditioned.

                                   APPENDIX 1


                   SUB CONTRACTOR & CONSTRUCTION REQUIREMENTS
                          SABRE REALTY MANAGEMENT, INC.

                                ACE CASH EXPRESS
                                at Greenway Tower
                                December   , 2000


o   CORE CONCRETE                       WORK MUST BE DONE BEFORE 8 a.m.
o   TACK STRIP                          AND/OR AFTER 5 p.m.
o   DRILLING & HAMMERING

o   SPRINKLERS (FIRE)                   MUST HAVE ONE (I) DAY ADVANCE
o   HVAC                                NOTICE
o   PLUMBING

ALL CEILING WORK ADJACENT               ONE (1) DAY ADVANCE NOTICE AND
TO CONSTRUCTION SPACE                   BEFORE 8 a.m. AND/OR AFTER 5 p.m.



ACCESS INTO ADJACENT SPACE MUST BE COORDINATED WITH CONSTRUCTION OFFICE. SECURITY WILL BE PROVIDED DURING THE TIME WORK TAKES PLACE AT THE CONTRACTORS EXPENSE.

o    USE SERVICE (FREIGHT) ELEVATOR ONLY

o    USE REST ROOM ON CONSTRUCTION FLOOR ONLY

o    COVER HALL (ATRIUM) FLOORS WHILE MOVING MATERIALS

o    UNCOVER SMOKE DETECTOR AT THE END OF EACH DAY

o    VACUUM HALL (ATRIUM) FLOORS AT THE END OF EACH DAY

o    COVER SMOKE DETECTORS AT THE END OF EACH DAY

o    PROVIDE A LIST OF SUBCONTRACTORS WITH TELEPHONE NUMBERS AND
     CONTACT PERSONS)



SUBCONTRACTOR/CONSTRUCTION REQUIREMENTS

DRYWALL

o    PROTECT WALL, FLOORS, DOORS WHEN STOCKING JOB

o    CLEAN AND BROOM SWEEP JOB AFTER 1 SIDE (PHASE OR TOTAL)

o    CLEAN AND BROOM SWEEP JOB AFTER 2 SIDE (TOTAL)

o PROVIDE PROPER MANPOWER TO COMPLETE JOB REQUIREMENTS, OR AS DIRECTED BY JOB SUPER

o JAMB SIDE OF DOOR FRAMES TO GO PAST HEADER ON ANY FRAME THAT DOES NOT GO TO A TOP TRACK

o    JOB COMMUNICATION

o    DOOR STOPS, DOOR HARDWARE, CLOSERS, PR.21 - INSTALL WITH JOB/PUNCH OUT

o    UNDER CUT DOORS AT TIME DOOR IS HUNG

o    DEMO TRASH TO BE REMOVED PRIOR TO WALL FRAME WORK

o CLEAN TRASH AT THE END OF DAY. (i.e.: cups in windows, cans, paint cans, etc.)

o CONTRACTOR WILL REWORK CEILING GRID FOR LAY IN LIGHTS PRIOR TO CARPET INSTALLATION.

o    CLEAN AND BROOM SWEEP JOB AFTER CEILING BOARD INSTALLATION

o    GENERAL CLEAN UP MAY REQUIRE REMOVAL OF APPLIANCE BOXES

o CONTRACTOR WILL TOUCH UP (PAINT) ALL SCRATCHES IN DOOR FRAMES, WINDOW FRAMES, AND BREAK METAL.

o A SIGNED AND NOTARIZED CONDITIONAL LIEN WAIVER MUST ACCOMPANY EVERY INVOICE PRESENTED TO US FOR PAYMENT. IF THE INVOICE AND CONDITIONAL LIEN WAIVER IN THE AMOUNT OF THE INVOICE ARE NOT IN OUR OFFICE BY THE 20TH OF THE MONTH, IT WILL NOT BE PROCESSED FOR PAYMENT UNTIL THE FOLLOWING MONTH. IT IS THE VENDORS RESPONSIBILITY TO MAKE SURE ALL NECESSARY PAPER WORK HAS BEEN SENT IN.

o    INSURANCE CERTIFICATES MUST BE UP TO DATE.



SUBCONTRACTOR/CONSTRUCTION REQUIREMENTS

PANTING

o    CLEAN TRASH AT THE END OF DAY.
     (i.e.: cups in windows, papers, cans, paint cans, etc.)

o WHEN BIDDING NEW JOB, AND OLD PAINT, CAULK, OVERSPRAY, BAD JOINTS WILL BE FIXED, CLEANED, OR REPAIRED AS PART OF THE NEW JOB.

o    JOB BID PRICE INCLUDES ALL LABOR TO COMPLETE JOB: HOURS, DAYS AS REQUIRED.

o JOB REQUIRES ALL DOOR FRAMES, DOORS, PR.l, PR.21, AND WINDOW FRAMES TO BE CLEANED AND CAULKED AS REQUIRED (NEW OR EXISTING WORK)

o    SCRAPE AND BROOM SWEEP DRYWALL MUD AND PAINT FROM FLOORS.

o A SIGNED AND NOTARIZED CONDITIONAL LIEN WAIVER MUST ACCOMPANY EVERY INVOICE PRESENTED TO US FOR PAYMENT. IF THE INVOICE AND CONDITIONAL LIEN WAIVER IN THE AMOUNT OF THE INVOICE ARE NOT IN OUR OFFICE BY THE 20TH OF THE MONTH, IT WILL NOT BE PROCESSED FOR PAYMENT UNTIL THE FOLLOWING MONTH. IT IS THE VENDORS RESPONSIBILITY TO MAKE SURE ALL NECESSARY PAPER WORK HAS BEEN SENT IN.

o    INSURANCE CERTIFICATES MUST BE UP TO DATE.




SUBCONTRACTOR/CONSTRUCTION REQUIREMENTS

PLUMBING

o    CLEAN TRASH AT THE END OF EACH DAY.
     (i.e.: cups in windows, cans, etc.)

o NO DRILLING OR CORE WORK PERFORMED AFTER 8 a.m. OR BEFORE 5 p.m. UNLESS APPROVED BY JOB SUPER.

o CONTRACTOR TO INSPECT ANY APPLIANCES OR PLUMBING FIXTURES FOR PROPER OPERATION AT THE TIME OF INSTALLATION. CONTRACTOR TO START ANY APPLIANCES THAT HE HOOKS UP AND INSTALLS.

o    REMOVE ANY FIXTURE OR APPLIANCE BOXES AT THE TIME OF INSTALLATION.

o A SIGNED AND NOTARIZED CONDITIONAL LIEN WAIVER MUST ACCOMPANY EVERY INVOICE PRESENTED TO US FOR PAYMENT. IF THE INVOICE AND CONDITIONAL LIEN WAIVER IN THE AMOUNT OF THE INVOICE ARE NOT IN OUR OFFICE BY THE 20TH OF THE MONTH, IT WILL NOT BE PROCESSED FOR PAYMENT UNTIL THE FOLLOWING MONTH. IT IS THE VENDORS RESPONSIBILITY TO MAKE SURE ALL NECESSARY PAPER WORK HAS BEEN SENT IN.

o    INSURANCE CERTIFICATES MUST BE UP TO DATE.




SUBCONTRACTOR/CONSTRUCTION REQUIREMENTS

ELECTRICAL

o COMPLETE ALL ROUGH IN AT NEW WALLS AND EXISTING WALLS AT TIME OF ROUGH IN INSPECTION (DUPLEX, DATA, PHONE, SWITCH)

o    REMOVE ALL ELECTRICAL MATERIALS UPON COMPLETION OF ROUGH IN.

o REMOVE ALL ELECTRICAL MATERIALS UPON COMPLETION OF CEILING WORK, PLUG AND SWITCH.

o IMMEDIATELY FOLLOWING COMPLETION OF PAINTING, ELECTRICAL CONTRACTOR WILL FINISH PLUG AND SWITCH OF TOTAL JOB PRIOR TO CARPET INSTALLATION.

o ALL EXISTING DUPLEX, PHONE, DATA, OUTLETS WILL RECEIVE A BLANK COVER PLATE UNLESS INSTRUCTED OTHERWISE.

o ELECTRICAL CONTRACTOR TO PLACE "LAY IN" LIGHTS ABOVE GRID WORK PRIOR TO SPRINKLER WORK.

o    CLEAN TRASH AT THE END OF EACH DAY.
     (i.e. cups in windows, cans, papers, etc.)

o    LEAD ELECTRICIAN THAT STARTS JOB, FINISHES JOB.

o A SIGNED AND NOTARIZED CONDITIONAL LIEN WAIVER MUST ACCOMPANY EVERY INVOICE PRESENTED TO US FOR PAYMENT. IF THE INVOICE AND CONDITIONAL LIEN WAIVER IN THE AMOUNT OF THE INVOICE ARE NOT IN OUR OFFICE BY THE 20TH OF THE MONTH, IT WILL NOT BE PROCESSED FOR PAYMENT UNTIL THE FOLLOWING MONTH. IT IS THE VENDORS RESPONSIBILITY TO MAKE SURE ALL NECESSARY PAPER WORK HAS BEEN SENT IN.

o    CHECK BALLAST AND LIGHTING TUBES TO MAKE SURE THEY ARE ALL THE SAME COLOR.

o    CLEAN LAY IN LIGHT LENS (ACRYLIC)

o    INSURANCE CERTIFICATES MUST BE UP TO DATE.


SUBCONTRACTOR/CONSTRUCTION REQUIREMENTS

HVAC

o    ALL WORK (NEW INSTALL AND EXISTING) WILL BE BALANCED AT TIME OF
     INSTALLATION.

o    ALL T-STAT INSTALLED, CHECKED, AND CLEANED FOR PROPER INSTALLATION.

o    PROVIDE WRITTEN REPORT OF ANY BAD REQUIREMENT (HVAC) FOUND DURING
     INSTALLATION.

o    CLEAN TRASH AT THE END OF EACH DAY.
     (i.e. cups in window, can, paint cans, etc.)

o REMOVE OR STORE ALL MATERIAL, NOT USED IN JOB, AT COMPLETION AS REQUIRED. (DUCT, GRILLS, WIRE, BOXES, ETC.)

o A SIGNED AND NOTARIZED CONDITIONAL LIEN WAIVER MUST ACCOMPANY EVERY INVOICE PRESENTED TO US FOR PAYMENT. IF THE INVOICE AND CONDITIONAL LIEN WAIVER IN THE AMOUNT OF THE INVOICE ARE NOT IN OUR OFFICE BY THE 20TH OF THE MONTH, IT WILL NOT BE PROCESSED FOR PAYMENT UNTIL THE FOLLOWING MONTH. IT IS THE VENDORS RESPONSIBILITY TO MAKE SURE ALL NECESSARY PAPER WORK HAS BEEN SENT IN.


o    INSURANCE CERTIFICATES MUST BE UP TO DATE.



SUBCONTRACTOR/CONSTRUCTION REQUIREMENTS

CARPET

o REMOVE ALL TRASH MATERIAL, TACK STRIP, BOXES, BASE, CARPET, VCT UPON COMPLETION OF INSTALLATION.

o    JOB SUPERVISION - JOB IS REVIEWED BY CONTRACTOR/FIELD SUPER FOR JOB
     COMPLETION.

o JOB SUPERVISION - FIELD SUPER TO MONITOR TACK STRIP INSTALLATION OR GLUE DOWN PREP TO MINIMIZE DAMAGE TO WALLS, MILLWORK, HARD SURFACE FLOOR. CARPET INSTALLATION TO BE CONTROLLED TO PREVENT DAMAGE TO WALLS, DOOR FRAMES, DOORS, MILLWORK.

o NO TACK STRIP INSTALLED AFTER 8 a.m. OR BEFORE 5 p.m. UNLESS APPROVED BY JOB SUPER.

o CARPET CONTRACTOR TO FIELD VERIFY MATERIAL QUANTITY REQUIRED TO COMPLETE JOB 100% (FLOOR AND BASE MATERIAL)

o    ALL JOBS TO BE POWER STRETCHED AS REQUIRED.

o    TRANSITION STRIPS REQUIRED AT ALL FLOOR MATERIAL CHANGES.

o    CONTRACTOR WILL PROVIDE CREW SELECTION BY JOB SUPER AS REQUIRED.

o A SIGNED AND NOTARIZED CONDITIONAL LIEN WAIVER MUST ACCOMPANY EVERY INVOICE PRESENTED TO US FOR PAYMENT. IF THE INVOICE AND CONDITIONAL LIEN WAIVER IN THE AMOUNT OF THE INVOICE ARE NOT IN OUR OFFICE BY THE 20TH OF THE MONTH, IT WILL NOT BE PROCESSED FOR PAYMENT UNTIL THE FOLLOWING MONTH. IT IS THE VENDORS RESPONSIBILITY TO MAKE SURE ALL NECESSARY PAPER WORK HAS BEEN SENT IN.

o    INSURANCE CERTIFICATES MUST BE UP TO DATE.



SUBCONTRACTOR/CONSTRUCTION REQUIREMENTS

CLEANING

o    STANDARD CLEAN TO INCLUDE:

          WINDOWS
          BLINDS
          METAL FRAMES
          DOORS
          DOOR FRAME
          VACUUM CARPET
          VACUUM/CLEAN BASE
          CEILING TRACK
          MILLWORK SURFACES
          MILLWORK DRAWERS (INSIDE)
          MILLWORK CABINETS (INSIDE)
          PLUMBING FIXTURES
          APPLIANCES (INCLUDING PAPER INSIDE)

o    CLEAN PAINT OFF METAL, FRAMES, DOOR, AS REQUIRED.

o    CLEAN TRASH AT THE END OF EACH BREAK, LUNCH, AND DAY
     (i.e. ups in window, cans, etc.)

o A SIGNED AND NOTARIZED LIEN WAIVER MUST ACCOMPANY EVERY INVOICE PRESENTED TO US FOR PAYMENT. IF THE INVOICE AND LIEN WAIVER ARE NOT IN OUR OFFICE BY THE 20TH OF EACH MONTH, IT WILL NOT BE PROCESSED FOR PAYMENT UNTIL THE FOLLOWING MONTH. IT IS THE VENDOR'S RESPONSIBILITY TO MAKE SURE ALL NECESSARY PAPER WORK HAS BEEN SENT IN.

o    INSURANCE CERTIFICATES MUST BE UP TO DATE.



SUBCONTRACTOR/CONSTRUCTION REQUIREMENTS